UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 8, 2011

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement.

On July 8, 2011, Monolithic Power Systems, Inc. (“MPS”) entered into a Standard Offer, Agreement and Escrow Instruction for Purchase of Real Estate (“the Agreement”) with Pepper Land-Great Oaks, LLC, a California limited liability company (“Pepper Land”) to purchase the property located at 79 Great Oaks Boulevard in San Jose, CA. Such property consists of an approximately 106,262 square foot office building and approximately 5.5 acres of land. The purchase price for the property is $11,000,000, which will be paid in two installments, as follows: an initial deposit of $200,000, which is to be paid two days after the Agreement is executed and which will be held in escrow; and the remaining amount of $10,800,000, which will be due at the close of escrow.

For a period of 30 days plus certain additional periods set forth in the Agreement, during which time MPS will perform a detailed diligence investigation of the property, MPS has the sole and absolute right for any reason whatsoever (or for no reason) to terminate the Agreement by giving written notice to Pepper Land. Should MPS exercise this right, the initial deposit of $200,000 will be returned to MPS within one day of the termination.

The escrow period is expected to close on August 10, 2011 (the “Expected Closing Date”), provided that all conditions to the close of escrow set forth in the Agreement have been satisfied or waived by the party intended to be benefitted thereby. MPS may further extend the Expected Closing Date to be no later than September 10, 2011 (the “Outside Closing Date”) upon written notice to Pepper Land and the escrow holder for the transaction of MPS’ election to extend the close of escrow delivered on or before August 9, 2011, together with the additional deposit with escrow holder of $150,000; provided, however, that in no event may the close of escrow be extended by MPS beyond the Outside Closing Date.  In addition, Pepper Land has the right to terminate the Agreement by giving written notice to MPS if Pepper Land has not obtained an extension of the existing financing with respect to the property through a date no earlier than September 11, 2011 on terms acceptable to Pepper Land.  Pepper Land must deliver such notice prior to 6:00 p.m. on July 15, 2011 at which time such right to terminate will lapse.  In the event that Pepper Land terminates the Agreement pursuant to the foregoing, Pepper Land has agreed to return the initial deposit of $200,000 to MPS within one day of the termination and to reimburse MPS for certain out of pocket expenses associated with the Agreement up to an amount of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 12, 2011	By:	/s/ Meera Rao
Meera Rao
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)